    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1999.


                                                      REGISTRATION NO. 333-48701
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 7
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       INTERNATIONAL SMART SOURCING, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                  DELAWARE                                         3089                                  11-3423157
       (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)                   CLASSIFICATION CODE NUMBER)

                       INTERNATIONAL SMART SOURCING, INC.
                             320 BROAD HOLLOW ROAD
                          FARMINGDALE, NEW YORK 11735
                                 (516) 293-0750
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                    ANDREW FRANZONE, CHIEF EXECUTIVE OFFICER
                       INTERNATIONAL SMART SOURCING, INC.
                             320 BROAD HOLLOW ROAD
                          FARMINGDALE, NEW YORK 11735
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                     CARL SELDIN KOERNER, ESQ.                                            ROBERT H. COHEN, ESQ.
                       GUIDO A. PANZERA, ESQ.                                               PHILIP MAGRI, ESQ.
                 KOERNER SILBERBERG & WEINER, LLP                                MORRISON COHEN SINGER & WEINSTEIN, LLP
                         112 MADISON AVENUE                                                750 LEXINGTON AVENUE
                      NEW YORK, NEW YORK 10016                                           NEW YORK, NEW YORK 10022
                     TELEPHONE: (212) 689-4400                                          TELEPHONE:(212) 735-8600
                     FACSIMILE: (212) 689-3077                                          FACSIMILE:(212) 735-8708

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement is declared effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

     The Company's Certificate provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware against all expense, liability and loss (including without limitation attorneys' fees) incurred by such person in connection therewith.

     Nothing contained in the Company's Certificate shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the fees and expenses payable by the Company in connection with the issuance and distribution of the Common Stock.

SEC Registration...............................................................   $  4,675.00
NASD Filing Fee................................................................      2,079.00
Nasdaq Listing Fee.............................................................      9,500.00
Boston Stock Exchange Listing Fee..............................................     14,750.00
Transfer Agent Fee.............................................................      2,500.00
Printing and Engraving Costs...................................................    150,000.00
Legal Fees and Expenses........................................................    270,000.00
Accounting Fees and Expenses...................................................    200,000.00
Blue Sky Fees and Expenses.....................................................     35,000.00
Miscellaneous..................................................................     11,496.00
                                                                                  -----------
  Total........................................................................   $700,000.00
                                                                                  -----------
                                                                                  -----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following shares of Common Stock were issued by the Company during the past three years without registering the securities under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of the securities set forth below.

     The sales of the securities described in the following table were made in reliance upon Section 4(2) of the Securities Act, which provides certain exemptions for transactions not involving a public offering. The purchasers of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All purchasers of securities in each such transaction had adequate information concerning the Company.

     As part of a reorganization, the Company acquired solely in exchange for Common Stock of the Company, all of the outstanding capital stock of EHC and CDP, effective as of December 24, 1998. The value and number of shares to be issued to former holders of the outstanding capital stock of CDP and EHC was determined by negotiations between the Company and Andrew Franzone, David L. Kassel, Harry Goodman, Robert Gillings and David Cowan. Mr. Gillings subsequently transferred his shares of CDP to David L. Kassel in an arms'-length transaction dated May 29, 1998 in return for a nonrecourse promissory note from Mr. Kassel in favor of Mr. Gillings in the principal amount of $450,000 bearing interest at the rate of 6% per annum, payable in full on August 1, 2000 or earlier as provided in such promissory note. The reorganization exchange is an arm's-length transaction acceptable to each of the parties based upon such negotiations. The amount of shares issued is based on a ratio of shares held in CDP and EHC to a percentage of shares of the Company. Following the reorganization, each of the following individuals will hold the amount of shares of the Company's common stock set forth below:

David L. Kassel....................................................................   900,000
Harry Goodman......................................................................   500,000
Andrew Franzone....................................................................   500,000
David Cowan........................................................................    45,000

ITEM 27. LIST OF EXHIBITS


 EXHIBIT
  NUMBER     DESCRIPTION
----------   ------------------------------------------------------------------------------------------------------
    1        Form of Underwriting Agreement, as amended
   *2.1      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and CDP and
             Amendment No. 1 effective as of December 24, 1998
   *2.2      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and EHC and
             Amendment No. 1 effective as of December 24, 1998
   *3.1      Certificate of Incorporation of International Plastic Technologies, Inc. and Amendment to the
             Certificate of Incorporation dated December 7, 1998
   *3.2      By-Laws of International Plastic Technologies, Inc., as amended
   *4.1      Form of Common Stock Certificate
   *4.2      Form of Warrant Certificate
   *4.3      Form of Warrant Agreement between the Company and Continental Stock Transfer and Trust Company
   *4.4      Form of Underwriter's Warrant Agreement
   *5        Opinion of Koerner Silberberg & Weiner, LLP
  *10.1      Employment Agreement between the Company and Andrew Franzone
  *10.2      Employment Agreement between the Company and David L. Kassel
  *10.3      Employment Agreement between the Company and Harry Goodman
  *10.4      Consulting Agreement between the Company and B.C. China Business Consulting, Inc. and Letter Agreement
             between the Company and Bao-Wen Chen dated March 1, 1998, as amended
  *10.5      Consulting Agreement between the Company and Network 1 Financial Securities, Inc.
  *10.6      Lease Agreement between the Company and K&G Realty Associates dated December 19, 1989, Rider to Lease
             Agreement dated January 1, 1990, Letter Agreement between the Company and K&G Realty Associates dated
             March 16, 1995 and Riders to Lease Agreement dated March 1, 1998 and May 14, 1998
  *10.7      Licensing Agreement between CDP and Inch, Inc.
  *10.8      Promissory Notes payable to David L. Kassel dated September 13, 1994, August 1, 1996, December 31,
             1997 and Janaury 1, 1998, and Guarantee of CDP Promissory Note dated January 1, 1998 by International
             Plastic Technologies, Inc.
  *10.9      Promissory Notes payable to Harry Goodman dated September 1, 1994 and August 1, 1996
  *10.10     Demand Grid Note between AFC and Republic National Bank of New York dated December 1, 1997, Term Loan
             Agreement Promissory Note between AFC and Republic National Bank of New York dated July 29, 1996 and
             Guaranty and Security Agreement by EHC dated July 25, 1996

 EXHIBIT
  NUMBER     DESCRIPTION
----------   ------------------------------------------------------------------------------------------------------

  *10.11     Term Loan Agreement between EHC and Republic National Bank of New York dated July 29, 1996 and Term
             Loan Agreement Promissory Note dated July 29, 1996
  *10.12     Demand Grid Note between Republic National Bank of New York and EHC dated July 29, 1996
  *10.13     Loan Agreement between EHC and Long Island Development Corporation dated February 21, 1997, Loan
             Promissory Note dated February 21, 1997, Security Agreement dated February 21, 1997 and Waiver Letter dated July 13, 1998
  *10.14     Mortgage between K&G Realty Associates and Long Island Commercial Bank dated November 28, 1995, Rider to Mortgage dated November 28, 1995, Mortgage Note, Guaranty of Mortgage Note by EHC and Assignment of
             Leases and Rent
  *10.15     Collective Bargaining Agreement between EHC and Local 531, International Brotherhood of Teamsters,
             AFL-CIO and Memorandum of Agreement dated as of May 10, 1998
  *10.16     Stockholders' Agreement between the Company, Andrew Franzone, David L. Kassel and Harry Goodman and
             Amendment No. 1 to the Stockholders' Agreement
  *10.17     International Plastic Technologies, Inc., 1998 Stock Option and Grant Plan
  *10.18     Agreement between AFC and EHC to engineer, manufacture and import products
  *10.19     Letter agreement between EHC and Republic National Bank of New York to release the personal guarantees of Andrew Franzone, David Kassel and Harry Goodman dated May 14, 1998
  *10.20     Demand Negotiable Promissory Note payable to David L. Kassel dated October 27, 1998
  *10.21     Demand Negotiable Promissory Notes payable to Harry Goodman dated October 22, 1998 and December 7,
             1998
  *10.22     Agreement between EHC and David L. Kassel to extend maturity date of January 1, 1998 Promissory Note, dated December 8, 1998
  *10.23     Agreement between CDP and David L. Kassel to extend maturity date of January 1, 1998 Promissory Note, dated December 8, 1998
  *10.24     Promissory Note payable by CDP to David Kassel dated May 29, 1998 and Guarantee of the Promissory Note by the Company
  *21        List of Subsidiaries of the Company
  *23.1      Consent of Koerner Silberberg & Weiner, LLP (contained in its opinion filed as Exhibit 5 hereto).
   23.2      Consent of Feldman Sherb Ehrlich & Co., P.C.
  *24        Power of Attorney (included on the signature page)
  *27.1      Financial Data Schedule for International Smart Sourcing, Inc.
  *27.2      Financial Data Schedule for Compact Disc Packaging Corp.


------------------------
* Previously filed.

ITEM 28. UNDERTAKINGS

A. Certificates

     The undersigned registrant (the "Registrant") hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

B. Rule 415 Offering

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement and;
(iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C. Request for Acceleration of Effective Date

     The Company may elect to request acceleration of the Effective Date of the Registration Statement under Rule 461 of the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. Rule 430A Offering

     If the Company relies on Rule 430A under the Securities Act, the Company hereby undertakes that:

          (1) For purposes of determinating any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A of the Securities Act and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form SB-2 and authorizes this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on April 21, 1999.


                                          INTERNATIONAL SMART SOURCING, INC.

                                          By:         /s/ ANDREW FRANZONE
                                             -----------------------------------
                                                       Andrew Franzone
                                                Chief Executive Officer and
                                                        President

     In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   ------------------

                    *                       Chief Executive Officer, President and            April 21, 1999
------------------------------------------  Director
             Andrew Franzone


                    *                       Chairman of the Board                             April 21, 1999
------------------------------------------
             David L. Kassel


                    *                       Vice President and Director                       April 21, 1999
------------------------------------------
              Harry Goodman


                    *                       Chief Financial Officer and Controller            April 21, 1999
------------------------------------------
             Steven Sgammato


                    *                       Director                                          April 21, 1999
------------------------------------------
           Carl Seldin Koerner



           /s/ BAO-WEN CHEN                 Director                                          April 21, 1999
------------------------------------------
               Bao-Wen Chen


         /s/ MITCHELL SOLOMON               Director                                          April 21, 1999
------------------------------------------
             Mitchell Solomon


*By:        /s/ ANDREW FRANZONE
    --------------------------------------
      Andrew Franzone, Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                    PAGE
  NUMBER     DESCRIPTION                                                                                   NUMBER
----------   -------------------------------------------------------------------------------------------   ------
    1        Form of Underwriting Agreement

   *2.1      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and
             CDP and Amendment No. 1 effective as of December 24, 1998

   *2.2      Agreement and Plan of Reorganization between International Plastic Technologies, Inc. and
             EHC and Amendment No. 1 effective as of December 24, 1998

   *3.1      Certificate of Incorporation of International Plastic Technologies, Inc. and Amendment to
             the Certificate of Incorporation dated December 7, 1998

   *3.2      By-Laws of International Plastic Technologies, Inc., as amended

   *4.1      Form of Common Stock Certificate

   *4.2      Form of Warrant Certificate

   *4.3      Form of Warrant Agreement between the Company and Continental Stock Transfer and Trust
             Company

   *4.4      Form of Underwriter's Warrant Agreement

   *5        Opinion of Koerner Silberberg & Weiner, LLP

  *10.1      Employment Agreement between the Company and Andrew Franzone

  *10.2      Employment Agreement between the Company and David L. Kassel

  *10.3      Employment Agreement between the Company and Harry Goodman

  *10.4      Consulting Agreement between the Company and B.C. China Business Consulting, Inc. and
             Letter Agreement between the Company and Bao-Wen Chen dated March 1, 1998, as amended

  *10.5      Consulting Agreement between the Company and Network 1 Financial Securities, Inc.

  *10.6      Lease Agreement between the Company and K&G Realty Associates dated December 19, 1989,
             Rider to Lease Agreement dated January 1, 1990, Letter Agreement between the Company and
             K&G Realty Associates dated March 16, 1995 and Riders to Lease Agreement dated March 1,
             1998 and May 14, 1998

  *10.7      Licensing Agreement between CDP and Inch, Inc.

  *10.8      Promissory Notes payable to David L. Kassel dated September 13, 1994, August 1, 1996,
             December 31, 1997 and Janaury 1, 1998, and Guarantee of CDP Promissory Note dated
             January 1, 1998 by International Plastic Technologies, Inc.

  *10.9      Promissory Notes payable to Harry Goodman dated September 1, 1994 and August 1, 1996

  *10.10     Demand Grid Note between AFC and Republic National Bank of New York dated December 1, 1997,
             Term Loan Agreement Promissory Note between AFC and Republic National Bank of New York dated July 29, 1996 and Guaranty and Security Agreement by EHC dated July 25, 1996

  *10.11     Term Loan Agreement between EHC and Republic National Bank of New York dated July 29, 1996 and Term Loan Agreement Promissory Note dated July 29, 1996

  *10.12     Demand Grid Note between Republic National Bank of New York and EHC dated July 29, 1996

 EXHIBIT                                                                                                    PAGE
  NUMBER     DESCRIPTION                                                                                   NUMBER
----------   -------------------------------------------------------------------------------------------   ------
  *10.13     Loan Agreement between EHC and Long Island Development Corporation dated February 21, 1997,
             Loan Promissory Note dated February 21, 1997, Security Agreement dated February 21, 1997 and Waiver Letter dated July 13, 1998

  *10.14     Mortgage between K&G Realty Associates and Long Island Commercial Bank dated November 28,
             1995, Rider to Mortgage dated November 28, 1995, Mortgage Note, Guaranty of Mortgage Note
             by EHC and Assignment of Leases and Rent

  *10.15     Collective Bargaining Agreement between EHC and Local 531, International Brotherhood of
             Teamsters, AFL-CIO and Memorandum of Agreement dated as of May 10, 1998

  *10.16     Stockholders' Agreement between the Company, Andrew Franzone, David L. Kassel and Harry
             Goodman and Amendment No. 1 to the Stockholders' Agreement

  *10.17     International Plastic Technologies, Inc., 1998 Stock Option and Grant Plan

  *10.18     Agreement between AFC and EHC to engineer, manufacture and import products

  *10.19     Letter agreement between EHC and Republic National Bank of New York to release the personal guarantees of Andrew Franzone, David Kassel and Harry Goodman dated May 14, 1998

  *10.20     Demand Negotiable Promissory Note payable to David L. Kassel dated October 27, 1998

  *10.21     Demand Negotiable Promissory Notes payable to Harry Goodman dated October 22, 1998 and
             December 7, 1998

  *10.22     Agreement between EHC and David L. Kassel to extend maturity date of January 1, 1998
             Promissory Note, dated December 8, 1998

  *10.23     Agreement between CDP and David L. Kassel to extend maturity date of January 1, 1998
             Promissory Note, dated December 8, 1998

  *10.24     Promissory Note payable by CDP to David Kassel dated May 29, 1998 and Guarantee of
             Promissory Note by the Company

  *21        List of Subsidiaries of the Company

  *23.1      Consent of Koerner Silberberg & Weiner, LLP (contained in its opinion filed as Exhibit 5 hereto).

   23.2      Consent of Feldman Sherb Ehrlich & Co., P.C.

  *24        Power of Attorney (included on the signature page)

  *27.1      Financial Data Schedule for International Smart Sourcing, Inc.

  *27.2      Financial Data Schedule for Compact Disc Packaging Corp.


------------------

* Previously filed.